UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2024

AFRICAN AGRICULTURE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40722	98-1594494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

445 Park Avenue, Ninth Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 745-1164

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AAGR	Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	AAGRW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2024, African Agriculture Holdings Inc. (the “Company”) announced that, effective January 30, 2024 (the “Transition Date”), Michael Rhodes has been appointed as Chief Executive Officer and Secretary of the Company. In connection with such transition, Alan Kessler transferred his role from Chief Executive Officer of the Company to Chief Strategic Officer, effective as of the Transition Date. In connection with his appointment as Chief Executive Officer, Mr. Rhodes will replace Mr. Kessler as the Company’s principal executive officer.

Mr. Rhodes, 64, served as the founder and Chief Operating Officer of Rhodes Global from 2014 through the Transition Date. Mr. Rhodes primary responsibility was to develop energy and agriculture infrastructure in developing countries. Mr. Rhodes also served as the Chief Executive Officer of Rhoton Global from January 2020 through August 2023, an affiliate of Rhodes Global. Mr. Rhodes’s principal responsibilities at Rhoton Global were to coordinate a power purchase agreement with Somaliland. Mr. Rhodes brings decades of operating experience in large-scale agriculture across Africa, including the hands-on management of over 16,000 hectares of productive farmland across more than eight East and West African nations.  Mr. Rhodes has been involved in commercial-scale farming of alfalfa and other forage crops for animal feed for over 40 years, beginning on his family’s alfalfa farm in Utah, and the Company expects Mr. Rhodes to bring AAGR his experience implementing international best-practice standards for the growing of alfalfa and other animal feeds to farmers and ranchers across West Africa. Neither Rhodes Global or Rhoton Global is a parent, subsidiary or other affiliate of the Company.

In connection with this transition, the Board approved an Employment Agreement with Mr. Rhodes (the “Employment Agreement”), and the following compensation arrangements for Mr. Rhodes, effective as of the Transition Date: (a) a base salary of $240,000, (b) an annual incentive bonus, the amount and terms of which will be determined by the Board in its sole discretion and (c) an award of 1,500,000 Restricted Stock Units that will be granted promptly following the Transition Date and subject to certain to-be-determined time and performance vesting conditions. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference herein.

No arrangement or understanding exists between Mr. Rhodes and any other person pursuant to which Mr. Rhodes was selected to serve as Chief Executive Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Mr. Rhodes reportable under Item 404(a) of Regulation S-K. Mr. Rhodes does not have a family relationship with any of the Company’s directors or executive officers.

A copy of the Company’s press release regarding this appointment and replacement is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

10.1	Employment Agreement between the Company and Michael Rhodes, dated January 29, 2024.

99.1	Press release of the Company, dated February 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN AGRICULTURE HOLDINGS INC.

Dated: February 5, 2024	By:	/s/ Harry Green
		Name:	Harry Green
		Title:	Chief Financial Officer

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